UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
VELO3D, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

On April 19, 2024, Velo3D, Inc. (the “Company”) filed a preliminary proxy statement on Schedule 14A (the “Original Report”) with the Securities and Exchange Commission. The Original Report was inadvertently filed on EDGAR as a definitive proxy statement due to a clerical error. This preliminary proxy statement on Schedule 14A is being filed by the Company to supersede the Original Report in its entirety.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED APRIL 19, 2024

, 2024
To Our Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Velo3D, Inc., which will be held virtually at www.virtualshareholdermeeting.com/VLD2024 on Monday, June 10, 2024 at 1:00 p.m. Pacific Time/4:00 p.m. Eastern Time. We believe that a virtual stockholder meeting provides greater access to those who may want to attend, and therefore we have chosen this over an in-person meeting. This approach also lowers costs and enables participation from our global community. The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, and annual report to stockholders, each of which has been furnished to you over the internet or, if you have requested a paper copy of the materials, by mail.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, telephone or, if you received a paper copy of the meeting materials by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting or to vote your shares at the Annual Meeting.

Sincerely,

Bradley Kreger
Interim Chief Executive Officer

IMPORTANT

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MONDAY, JUNE 10, 2024. THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT HTTP://IR.VELO3D.COM.

VELO3D, INC.
2710 Lakeview Court
Fremont, California 94538
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Monday, June 10, 2023 at 1:00 p.m. Pacific Time/4:00 p.m. Eastern Time
Place:	Virtually at www.virtualshareholdermeeting.com/VLD2024. There is no physical location for the Annual Meeting.
Items of Business:	1.	Elect three Class III directors of Velo3D, Inc., each to serve a three-year term expiring at the 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified.
	2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.
	3.	Approve an amendment to our certificate of incorporation, as amended, to effect a reverse stock split of our outstanding shares of common stock, par value $0.00001 per share, at a ratio, ranging from one-for-five (1:5) to one-for-fifty (1:50), with the exact ratio to be set within that range at the discretion of our board of directors without further approval or authorization of our stockholders.
	4.	For purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual, approve the shares of common stock issuable pursuant to our Secured Notes and, if issued, the Additional Secured Convertible Notes (each as defined in the proxy statement).
	5.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Record Date:	April 15, 2024, which we refer to as our Record Date. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to attend and vote at, the meeting and any adjournments thereof.
Participation in Annual Meeting:
We are pleased to invite you to participate in our Annual Meeting, which will be conducted exclusively online at www.virtualshareholdermeeting.com/VLD2024. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders-regardless of size, resources, or physical location, saves us and stockholders’ time and money, and reduces our environmental impact. Please see “Important Information About the Annual Meeting” for additional information.

Voting:	Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting. For specific instructions on how to vote your shares, please see “Information About Solicitation and Voting” beginning on page 4 of the accompanying proxy statement. Each share of common stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at ir.velo3d.com or, if you are a registered holder, our transfer agent, Continental Stock Transfer & Trust Company, through its website at continentalstock.com, by phone at (212) 509-5586, or by e-mail at cstmail@continentalstock.com
This notice of the Annual Meeting, proxy statement, and form of proxy are being distributed and made available on or about April 29, 2024.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Bernard Chung Acting Chief Financial Officer

Fremont, California
, 2024

VELO3D, INC.

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
Forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in our Annual Report on Form 10-K for the year ended December 31, 2023, under the section entitled “Risk Factors” and our other Securities and Exchange Commission, or SEC, filings, which are available on the Investor Relations page of our website at www.ir.velo3d.com and on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement before voting.
Meeting Agenda and Voting Recommendations

PROPOSAL NO. 1			BOARD’S RECOMMENDATION “FOR” this Proposal
ELECTION OF DIRECTORS
We are asking our stockholders to elect three Class III directors for a three-year term expiring at the 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. The table below sets forth information with respect to our three nominees standing for election. All of the nominees are currently serving as directors. Additional information about our director nominees and their respective qualifications can be found under the section titled “Proposal No. 1 Election of Directors-Nominees to Our Board of Directors”.
Name	Age	Director Since
Bradley Kreger	49	January 2024
Gabrielle Toledano	55	September 2021
Matthew Walters	36	September 2021

PROPOSAL NO. 2			BOARD’S RECOMMENDATION “FOR” this Proposal
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the audit committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024. Information regarding fees paid to PricewaterhouseCoopers LLP during 2023 and 2022 can be found under the section titled “Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm-Independent Registered Public Accounting Firm Fees and Services.”

PROPOSAL NO. 3	BOARD’S RECOMMENDATION “FOR” this Proposal
APPROVAL OF REVERSE STOCK SPLIT
We are asking our stockholders to approve an amendment to our certificate of incorporation, as amended, to effect a reverse stock split of our outstanding shares of common stock, par value $0.00001 per share, at a ratio, ranging from one-for-five (1:5) to one-for-fifty (1:50), with the exact ratio to be determined by our board of directors, and granting our board of directors the discretion to file the amendment to our certificate of amendment with the Secretary of State of the State of Delaware effecting the reverse stock split prior to December 31, 2024 or to abandon the reverse stock split altogether. The primary goals of the reverse stock split are to: (i) increase the per share market price of our common stock to meet the minimum per share price requirements for continued listing on the New York Stock Exchange, and (ii) effectively increase the number of authorized and unissued shares of our common stock available for future issuance after we effect the reverse stock split.
Additional information about the reverse stock split can be found under the section titled “Proposal No. 3 Approval of Reverse Stock Split”.

PROPOSAL NO. 4	BOARD’S RECOMMENDATION “FOR” this Proposal
APPROVAL OF COMMON STOCK ISSUANCE
We are asking our stockholders to approve the shares of common stock issuable pursuant to our Secured Notes and, if issued, the Additional Secured Convertible Notes (each as defined below) in order to comply with Section 312.03(c) of the New York Stock Exchange Listed Company Manual. Pursuant to this section of the Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, subject to certain exceptions, if: (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.
For more information, please see the section entitled “Proposal No. 4 Approval of Common Stock Issuance.”

GOVERNANCE AND BOARD HIGHLIGHTS

We are committed to good corporate governance, which strengthens the accountability of our board of directors and promotes the long-term interests of our stockholders. The list below highlights our independent board and leadership practices, as discussed further in this Proxy Statement.

INDEPENDENT BOARD AND LEADERSHIP PRACTICES

•Majority of directors are independent (7 out of 9 current directors)
•All committees of the board of directors are composed of independent directors
•Board of directors is focused on enhancing diversity and refreshment
•Comprehensive risk oversight practices, including cybersecurity, data privacy, legal and regulatory matters, and other critical evolving areas
•Our nominating and corporate governance committee oversees our programs relating to environmental, social, and corporate governance matters
•Independent directors conduct regular executive sessions
•Directors maintain open communication and strong working relationships among themselves and have regular access to management
•Directors conduct a robust annual board of directors and committee self-assessment process
•Board of directors has related party transaction standards for any direct or indirect involvement of a director in our business activities

CERTAIN TERMS USED IN THIS PROXY STATEMENT

Unless the contest otherwise requires, references in this Proxy Statement to:
•“Legacy Velo3D” means Velo3D, Inc., a Delaware corporation (n/k/a Velo3D US, Inc.), prior to the closing of the Merger;
•“Merger” means the merger contemplated by that certain Business Combination Agreement, dated as of March 22, 2021, by and among JAWS Spitfire Acquisition Corporation, a Cayman Islands exempted company, or “JAWS Spitfire,” Legacy Velo3D and Spitfire Merger Sub, Inc., a Delaware corporation, or “Merger Sub,” as amended by Amendment No. 1 to the Business Combination Agreement, dated as of July 20, 2021, or the “Business Combination Agreement,” whereby Merger Sub merged with and into Legacy Velo3D, with Legacy Velo3D surviving the merger as a wholly-owned subsidiary of the Company, on September 29, 2021;
•“Velo3D,” means Velo3D, Inc., a Delaware corporation (f/k/a JAWS Spitfire Acquisition Corporation, a Cayman Islands exempted company), and its consolidated subsidiary following the closing of the Merger; and
•“we,” “us” and “our” or the “Company” refer to Legacy Velo3D prior to the closing of the Merger and to Velo3D following the closing of the Merger.

VELO3D, INC.

2710 Lakeview Court
Fremont, California 94538

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

April      , 2024

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the board of directors, or the Board, of Velo3D, Inc. for use at our 2024 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/VLD2024 on Monday, June 10, 2024 at 1:00 p.m. Pacific Time/4:00 p.m. Eastern Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this Proxy Statement for the Annual Meeting, or this Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April     , 2024. An annual report for the fiscal year ended December 31, 2023 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

In this Proxy Statement, we refer to Legacy Velo3D prior to the closing of the Merger and to Velo3D following the closing of the Merger as “we,” “us” and “our” or the “Company.” References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission, or SEC, rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Annual Meeting

You are receiving this Proxy Statement because our Board is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

We intend to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders-regardless of size, resources, or physical location, saves us and stockholders’ time and money, and reduces our environmental impact.

Record Date; Quorum
Only holders of record of our common stock at the close of business on April 15, 2024, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 296,145,070 shares of common stock outstanding and entitled to vote. At the close of business on the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 13,088,842 shares of common stock at the Annual Meeting, or approximately 4.3% of the voting power of the shares of our common stock outstanding on such date. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 2710 Lakeview Court, Fremont, California, 94538. A list of stockholders entitled to vote at the Annual Meeting will also be available for examination on the internet through the virtual web conference during the Annual Meeting.

The holders of a majority of the voting power of the shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Participating in the Annual Meeting
•Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/VLD2024.
•You may log in to the meeting platform beginning at 12:45 p.m. Pacific Time on June 10, 2024. The meeting will begin promptly at 1:00 p.m. Pacific Time.
•You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualshareholdermeeting.com/VLD2024.
•Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting.
•If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/VLD2024, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to our business, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting).
•If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/VLD2024. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

Voting Rights; Required Vote

In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and approval of the shares of common stock issuable pursuant to our Secured Notes and, if issued, the Additional Secured Convertible Notes (each as defined in the section entitled “Proposal No. 4 Approval of Common Stock Issuance”) will be obtained if the number of votes cast “FOR” these proposals at the Annual Meeting exceeds the number of votes “AGAINST” these proposals. Approval of the amendment to our certificate of incorporation, as amended, to effect the reverse stock split will be obtained if the holders of a majority of our outstanding shares vote “FOR” the proposal at the Annual Meeting.

Recommendations of Our Board on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

Proposal		Board Recommendation	Page Reference
Proposal No. 1	The election of the Class III directors named in this Proxy Statement.	FOR all nominees	17
Proposal No. 2	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR	22
Proposal No. 3	The approval of an amendment to certificate of incorporation, as amended, to effect a reverse stock split of our outstanding shares of common stock, par value $0.00001 per share, at a ratio, ranging from one-for-five (1:5) to one-for-fifty (1:50), with the exact ratio to be set within that range at the discretion of our board of directors without further approval or authorization of our stockholders.	FOR	25
Proposal No. 4	For purposes of complying with Section 312.03(c) of the New York Stock Exchange Listed Company Manual, approval of the shares of common stock issuable pursuant to our Secured Notes and, if issued, the Additional Secured Convertible Notes.	FOR	37
None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated. None of our executive officers have any substantial interest in any matter to be acted upon that are different from or greater than those of any other of our stockholders.

Abstentions; Broker Non-Votes

Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions will have no effect on Proposal No. 1, Proposal No. 2 and Proposal No.4 but will be treated the same as voting “against” Proposal No. 3.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal

No. 2 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal No. 2. If a broker chooses not to vote shares for or against Proposal No. 2, it would have the same effect as an abstention. The other proposals presented at the Annual Meeting, Proposal No. 1, Proposal No. 3 and Proposal No. 4, are non-routine matters and therefore broker non-votes are not deemed to be shares entitled to vote on and will have no effect on these proposals.

Voting Instructions; Voting of Proxies

Vote By Internet	Vote By Telephone or Internet	Vote By Mail
You may vote via the virtual meeting website-any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VLD2024, where stockholders may vote and submit questions during the meeting. The meeting starts at 1:00 p.m. Pacific Time/4:00 p.m. Eastern Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
	You may vote by telephone or through the Internet-in order to do so, please follow the instructions shown on your proxy card.	You may vote by mail-if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.
Votes submitted by telephone or through the Internet must be received by 8:59 p.m. Pacific Time/11:59 p.m. Eastern Time on June 9, 2024. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.

We strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to our Secretary by mail a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again by telephone or through the Internet; or
•attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS;
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of our company. Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at www.ir.velo3d.com, by clicking “Governance Documents” in the “Governance” section of our website. Our nominating and corporate governance committee reviews the Corporate Governance Guidelines annually, and changes are recommended to our Board as warranted.

Independence of Directors

The listing rules of the New York Stock Exchange, or the NYSE, require that a majority of the members of a listed company’s Board be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s Board, that person does not have a material relationship with the company, either directly or as an officer, partner or stockholder of the company, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In addition, our audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board, or any other committee of the Board: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our Board conducts an annual review of the independence of our directors. In its most recent review, our Board determined that Carl Bass, Michael Idelchik, Adrian Keppler, Stefan Krause, Ellen Smith, Gabrielle Toledano and Matthew Walters, representing seven of our nine directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of NYSE and the applicable rules and regulations promulgated by the SEC. Our Board has also determined that all members of our audit committee, compensation committee and nominating and corporate governance committee satisfy the relevant independence requirements.

Board of Directors and Committee Self-Evaluations

Throughout the year, our Board discusses corporate governance practices with management and third-party advisors to ensure that the Board and its committees follow practices that are optimal for us and our stockholders. Based on an evaluation process recommended by our nominating and corporate governance committee pursuant to the committee’s authority set forth in its charter, the Board conducts an annual self-evaluation in order to determine whether the Board and its committees are functioning effectively.

Board of Directors Leadership Structure

The nominating and corporate governance committee periodically considers the leadership structure of our Board and makes such recommendations to our Board with respect thereto as appropriate. When the positions of Chairman and Chief Executive Officer are held by the same person, our Board may, by a majority vote of our independent directors, designate a “lead independent director.” In cases in which the Chairman and Chief Executive Officer are the same person, the Chairman schedules and sets the agenda for meetings of our Board in consultation with the lead independent director, and the Chairman, or if the Chairman is not present, the lead independent director, chairs such meetings.

Currently, our Board believes that it should maintain flexibility to select the Chairman of our Board and adjust our Board leadership structure from time to time. Carl Bass is the Chairman of our Board. Our Board believes that Mr. Bass’s executive experience in the technology sector and public company board experience at technology companies make him well qualified to serve as the Chairman of our Board.

Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board, and sound corporate governance policies and practices.

Committees of Our Board of Directors

Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below.

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Carl Bass		X
Benny Buller
Bradley Kreger
Michael Idelchik		X	CHAIR
Adrian Keppler			X
Stefan Krause	CHAIR
Ellen Smith	X
Gabrielle Toledano		CHAIR
Matthew Walters	X		X

Each of these committees has a written charter approved by our Board. Copies of the charters for each committee are available, without charge, upon request in writing to Velo3D, Inc., 2710 Lakeview Court, Fremont, California 94538, Attn: Nancy Krystal or in the “Investor Relations” section of our website, which is located at www.ir.velo3d.com, by clicking on “Governance Documents” in the “Governance” section of our website. Members serve on these committees until their resignations or until otherwise determined by our Board.

Audit Committee
Our audit committee is composed of Mr. Krause, who is the chair of our audit committee, and Ms. Smith and Mr. Walters. Each member of our audit committee is independent under the current NYSE and SEC rules and regulations. Each member of our audit committee is financially literate as required by the current NYSE listing standards. Our Board has also determined that Mr. Krause is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, or Regulation S-K, promulgated under the Securities Act of 1933, as amended, or the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than those generally imposed on members of our audit committee and our Board. We have adopted an audit committee charter which outlines the principal functions of the audit committee, which include:

•selecting a firm to serve as our independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm, reviewing the qualifications and performance of the independent registered public accounting firm, and overseeing the rotation of the independent registered public accounting firm’s audit partners;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about accounting, audit or other matters;

•considering the adequacy of internal controls and the design, implementation, and performance of the internal audit function;
•reviewing related party transactions that are material or otherwise implicate disclosure requirements; and
•pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee

Our compensation committee is composed of Ms. Toledano, who is the chair of our compensation committee, Mr. Bass and Mr. Idelchik. Each member of our compensation committee is independent under the current NYSE and SEC rules and regulations. Each member of this committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. We have adopted a compensation committee charter which outlines the principal functions of the compensation committee, which include:

•reviewing and approving, or recommending that the Board approve, the compensation, including the terms of any compensatory agreements, of our Interim Chief Executive Officer and our other executive officers;
•reviewing and recommending to the Board the compensation of its directors;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans;
•establishing our overall compensation philosophy; and
•such other functions as are required to comply with NYSE listing rules.
Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Mr. Idelchik, who is the chair of the nominating and corporate governance committee, and Dr. Keppler and Mr. Walters. Each member of our nominating and corporate governance committee is independent under the current NYSE and SEC rules and regulations. We have adopted a nominating and corporate governance committee charter which outlines the principal functions of the nominating and corporate governance committee, which include:

•identifying and recommending candidates for membership on the Board;
•recommending directors to serve on board committees;
•oversight of our environmental, social and governance initiatives;
•reviewing and recommending to the Board any changes to our corporate governance principles;
•reviewing proposed waivers of the code of conduct for directors and executive officers;
•overseeing the process of evaluating the performance of the Board; and
•advising the Board on corporate governance matters.
Our Board of Directors’ Role in Risk Oversight
Our Board, as a whole, has responsibility for overseeing our risk management process, although the committees of our Board oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our Board and its committees is supported by our management reporting processes. Our management reporting processes are designed to provide our Board and our personnel responsible for risk assessment with visibility into the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, compensation-related risk, and tax), human capital, legal, regulatory, cybersecurity and data privacy and reputational risks. Our Board reviews strategic and operational risk in the context of discussions, question-and-answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

Each committee of the Board meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus, as described below. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board leadership structure supports this approach. The audit committee reviews (i) our major financial risks and enterprise exposures and the steps management has taken to monitor or mitigate such risks and exposures, including our risk assessment and risk management policies, as well as cybersecurity and data privacy risks and risk exposures in other areas, as the audit committee deems appropriate from time to time; (ii) our programs for promoting and monitoring compliance with applicable legal and regulatory requirements, as well as major legal regulatory compliance risk exposures and the steps management has taken to monitor or mitigate such exposures; and (iii) the status of any significant legal and regulatory matters and any material reports or inquiries received from regulators or government agencies that reasonably could be expected to have a significant impact on our financial statements. The compensation committee reviews major compensation- and human capital-related risk exposures and the steps management has taken to monitor or mitigate such exposures. The nominating and corporate governance committee reviews and assesses risks relating to our corporate governance practices, reviews and assesses our performance, risks, controls, reviews the independence of our Board, and reviews and discusses our Board’s leadership structure and role in risk oversight.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee in 2023 was at any time during 2023 or at any other time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under the Exchange Act, or Regulation S-K. During 2023, none of our executive officers served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or compensation committee.

Anti-Hedging

We have adopted an Insider Trading Policy that applies to all of our employees, contractors, consultants, directors, and officers, including our Chief Executive Officer and other executive officers, which prohibits such individuals from engaging in hedging or monetization transactions involving our securities, such as zero cost collars and forward sales contracts, or from contributing our securities to exchange funds in a manner that could be interpreted as hedging.
Compensation Recovery Policy

We have adopted a Compensation Recovery Policy in order to comply with the NYSE listing standards and corresponding SEC rules. The Compensation Recovery Policy requires us to recover certain incentive-based compensation paid or granted to our officers, and such additional employees as may be identified from time to time, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. The policy requires each person covered thereby to reimburse or forfeit to us all incentive-based compensation received by them prior to the restatement that exceeds the amount they would have received had their incentive-based compensation been calculated based on the financial restatement. The recovery period extends up to three years prior to the date that it is, or reasonably should have been, concluded that we are required to prepare a restatement. The policy applies to incentive-based compensation that is received (as defined in the applicable rule) after the effective date of the applicable NYSE listing standards. Per applicable requirements, the policy is enforced without consideration of responsibility or fault or lack thereof. The full text of the policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

Board of Directors and Committee Meetings and Attendance

Our Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2023, our Board met four times for regular meetings, eight times for special meetings and acted by unanimous written consent 16 times, the audit committee met ten times and acted by unanimous written consent one time, the compensation committee met five times and acted by unanimous written consent two times, and the nominating and corporate governance committee met five times and acted by unanimous written consent one time. During 2023, each member of our Board attended at least 75% of the aggregate of all meetings of our Board and of all meetings of committees of our Board on which such member served that were held during the period in which such director served.

Board of Directors Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. All nine of the directors serving on our Board at the time attended our 2023 Annual Meeting of Stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, a committee of our Board, or a specific member of our Board (including our Chairman or lead independent director, if any) may do so by letters addressed to the attention of our Secretary.
All communications are reviewed by the Secretary and provided to the members of our Board as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our Board will not be provided to directors.

The address for these communications is:

Velo3D, Inc.
c/o Nancy Krystal
2710 Lakeview Court
Fremont, California 94538

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our Board, officers, and employees, and we expect our agents, representatives, consultants and contractors to conform to the standards of our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at www.ir.velo3d.com under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

Human Capital Resources

We have a strong team of employees who contribute to our success. As of December 31, 2023, we had 237 full-time employees, the majority of them based at our headquarters. We rely on consultants and outside contractors in roles and responsibilities that include engineering, operations and finance.
To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing. None of our employees are subject to a collective bargaining agreement or are represented by a labor union.

In the first quarter of 2023, we launched a leadership development program for global people managers across our company to strengthen our collective management skills and enhance our culture. The program ran for the duration of 2023 and focused on best practices for managing relationships with employees, suppliers, customers and the communities in which we operate. The program resulted in increased management alignment, increased skills around communication, cross-functional collaboration, and talent development, and provided us with a management framework for leadership practices going forward. Through this development program we increased our leadership community and discussion of important micro and macro global topics such as diversity and inclusion, employee friendly policies and practices, employee retention, corporate social responsibility, sustainability, climate-risks, and other important topics that will benefit our company, employees, customers, suppliers, shareholders and investors.

Our Board oversees matters relating to managing our human capital resources. Our human capital resources objectives include identifying, recruiting, and hiring qualified talent. We then focus on training, developing, and retaining talent, while ensuring fair compensation and incentives for global employees. We focus heavily on ensuring compliance and workplace safety. We review our compensation and benefit policies and programs regularly through industry benchmarks. We believe we offer competitive benefits and total compensation packages, of which the principal purposes are to attract, retain and motivate our employees.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our Board are selected by our Board based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our certificate of incorporation, as amended, or Certificate of Incorporation, and our amended and restated bylaws, or Bylaws, and the criteria approved by our Board regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth below under “Additional Information-Stockholder Proposals to Be Presented at Next Annual Meeting.”

Director Qualifications; Diversity

With the goal of developing a diverse, experienced and highly qualified Board, the nominating and corporate governance committee is responsible for developing and recommending to our Board the desired qualifications, expertise, and characteristics of members of our Board, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess. We value diversity on a company-wide basis and seek to achieve a mix of members to our Board that represent a diversity of background and experience, including with respect to age, gender, race, ethnicity, and occupation. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process.

Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal and regulatory requirements and the provisions of our Certificate of Incorporation, Bylaws and charters of the committees of our Board. In addition, neither our Board nor our nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of our Board in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote membership to the Board that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our Board’s overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board currently consists of nine directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at the Annual Meeting. The terms of office of directors in Class I and Class III do not expire until the annual meetings of stockholders held in 2025 and 2026, respectively. At the recommendation of our nominating and corporate governance committee, our Board proposes that each of the three Class III nominees named below, each of whom is currently serving as a director in Class III, be elected as a Class III director for a three-year term expiring at the 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected.

Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.

Nominees to Our Board of Directors

The nominees and their ages, occupations, and length of service on our Board as of the date of this Proxy Statement, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director/Nominee	Age	Position	Director Since
Bradley Kreger	49	Director	January 2024
Gabrielle Toledano(1)	55	Director	September 2021
Matthew Walters(2)(3)	36	Director	September 2021

(1)	Chair of the compensation committee
(2)	Member of the audit committee
(3)	Member of the nominating and corporate governance committee
Bradley Kreger  has served as a member of our Board since January 2024 and as our Interim Chief Executive Officer since December 2023. In connection with his appointment to our Board, Mr. Kreger has agreed to resign as a member of our Board upon the appointment of a new Chief Executive Officer as Mr. Kreger’s successor, or earlier upon Mr. Kreger’s resignation or removal as our Interim Chief Executive Officer. Mr. Kreger previously served as our Executive Vice President of Operations from December 2022 to December 2023. Prior to joining us, he served as Senior Vice President, Global Operations at Fluidigm Corporation (now known as Standard BioTools Inc.), a manufacturing company for biological research equipment, from April 2018 to October 2022, and as Senior Director, Operations, Clinical Sequencing Division at Thermo Fisher Scientific, a supplier of laboratory and scientific products and services, from December 2016 to March 2018, from October 2013 to December 2016, Vice President, Reagent Manufacturing at Affymetrix Incorporated, a manufacturing company for biological research equipment. Mr. Kreger holds a B.S. in Biotechnology and Business from Charter Oak State College and an M.S. in Management and Leadership and an M.B.A. from Western Governors University. We believe Mr. Kreger is qualified to serve on the Board because of his broad operational and managerial experience at public manufacturing companies.

Gabrielle Toledano has served as a member of our Board since September 2021. Prior to the consummation of the Merger, Ms. Toledano served as a member of Legacy Velo3D’s Board from July 2021 until September 2021. Since January 2020, Ms. Toledano has served as Chief Operating Officer at Keystone Strategy LLC, a strategy and economics consulting firm. From December 2020 to March 2021, Ms. Toledano served as Chief Talent Officer of

ServiceNow Inc., a software company. From May 2017 to October 2018, Ms. Toledano served as the Chief People Officer of Tesla Inc., a manufacturer of electric vehicles and energy storage products. From February 2006 to May 2017, Ms. Toledano served as Chief Talent Officer and Advisor at Electronic Arts Inc., a video game company. Ms. Toledano has served as a director of Lilium since July 2021, Vaxxinity since February 2023 and Fountain since August 2023. Prior to her current boards, Ms. Toledano served on the boards of Better.com from April 2021 to April 2022, Namely from February 2019 to October 2022, Bose from June 2020 to August 2022, Glu Mobile from December 2017 to April 2021 and Jive Software, Inc. from November 2015 to June 2017. Ms. Toledano holds a B.A. in Modern Thought and Literature and an M.A. in Education from Stanford University. We believe that Ms. Toledano is qualified to serve on the Board because of her strong background in technology management and her broad experience as a director of technology companies.

Matthew Walters has served as a member of our Board since September 2021. Prior to the Merger, Mr. Walters served as the Chief Executive Officer of JAWS Spitfire from September 2020 to September 2021. Mr. Walters is also a Managing Director at JAWS Estates Capital LLC, a public and private direct investing focused single family office, where since 2015 he has directed the private investment strategy with a particular emphasis on the consumer and technology sectors. Prior to joining JAWS Estates Capital LLC, Mr. Walters spent his entire career at L Catterton, the largest, most global consumer-focused private equity firm, where he worked on sourcing and investment strategy for both the buyout and growth-oriented funds. Mr. Walters also acts as the Chief Operating Officer of JAWS Mustang Acquisition Corporation. Mr. Walters received a B.A. from the University of Virginia and an M.S. in Finance from Fairfield University. We believe Mr. Walters’ significant investment experience make him well qualified to serve as a member of the Board.

Continuing Directors

The directors who are serving for terms that end after the Annual Meeting and their ages, occupations, and length of service on our Board as of the date of this Proxy Statement are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since
Class I Directors:
Carl Bass(1)	71	Director	September 2021
Benny Buller	61	Director	September 2021
Adrian Keppler(2)	59	Director	July 2023
Class II Directors:
Michael Idelchik(1)(3)	71	Director	September 2021
Stefan Krause(4)	61	Director	September 2021
Ellen Smith(5)	64	Director	September 2021

(1)	Member of the compensation committee
(2)	Member of the nominating and corporate governance committee
(3)	Chair of the nominating and corporate governance committee
(4)	Chair of the audit committee
(5)	Member of the audit committee

Carl Bass has served as the Chairman of the Board since September 2021. Prior to the consummation of the Merger, Mr. Bass served as Legacy Velo3D’s chairman of the Board from July 2018 until September 2021. He is a board member for public technology companies and has held multiple executive roles in the technology industry. Mr. Bass has served as the lead independent director of Zendesk Inc., a customer service software company, since 2016, where he is the chair of its compensation committee, and as a director at Box, Inc., a cloud software company, since May 2020. Mr. Bass also serves on the Board of other technology companies, including Arris Composites, Built Robotics, Bright Machines, Formlabs, nTopology and Planet Labs. Previously, Mr. Bass served as the president and chief executive officer at Autodesk, Inc., a software company, from 2006 to February 2017. Mr. Bass spent 24 years at Autodesk, where he held other executive positions, including chief technology officer and chief operating officer. Prior to Autodesk, Mr. Bass co-founded Ithaca Software and Buzzsaw.com (both acquired by Autodesk). In the last five years, Mr. Bass served on the Board of Autodesk and Hewlett-Packard, a provider of software and technology. He also served on the board of E2open, Inc., a software company, from July 2011 until March 2015 when it was acquired by Insight Venture Partners. Mr. Bass serves on the board of trustees of the California College of the Arts and on the advisory boards of Cornell Computing and Information Science, UC Berkeley School of Information and UC Berkeley College of Engineering. Mr. Bass has a B.A. in mathematics from Cornell University. We believe Mr. Bass will be a valuable member of the Board due to his executive experience in the technology sector and public company board experience at technology companies.
Benny Buller has served as member of our Board since September 2021. Mr. Buller previously served as our Chief Executive Officer from September 2021 to December 2023. He is Legacy Velo3D’s founder and, prior to the consummation of the Merger, served as Legacy Velo3D’s Chief Executive Officer and a member of Legacy Velo3D’s Board from June 2014 until September 2021. From April 2012 to June 2014, Mr. Buller was an investor at Khosla Ventures, a venture capital firm. Earlier in his career, Mr. Buller worked at Applied Materials, a semiconductor company, Solyndra, Inc., an energy company, and First Solar, a solar company, where he founded the device physics team. Mr. Buller holds a B.Sc. in Physics and a M.Sc. in Applied Physics from Jerusalem University. He also holds an M.Sc. in Science from the Technion, Israel Institute of Technology. We believe Mr. Buller is qualified to serve on the Board because of the historical knowledge, technical and operational expertise and continuity that he will bring to the Board as our founder and our former Chief Executive Officer.
Adrian Keppler has served as a member of the Board of Directors since July 2023. Dr. Keppler is the chief executive officer of AM Scalation, an additive manufacturing consulting company, which he founded in April 2021. He previously held multiple positions at EOS GmbH, or EOS, a global provider of 3D printing solutions, including serving as managing director from October 2019 to March 2021, chief executive officer from May 2017 to September 2019 and chief marketing officer from October 2012 to April 2017. Prior to EOS, he held different management positions within Siemens AG, a global manufacturing and technology company headquartered in Munich. Dr. Keppler currently serves on the advisory boards of Incus GmBH, a 3D printer manufacturer, AM-Flow, a provider of end-to-end automation for 3D-printing factories, and Roboze, an industrial 3D printer manufacturer. He also serves as an industry advisor to PartsCloud GmBH, a provider of cloud-based logistics for spare parts, and as a member of the board of directors of Sun Metalon, Inc., a metal 3D printing manufacturer. Dr. Keppler holds a PhD in Geotechnical Engineering from Ludwig Maximilians University of Munich and a degree in in Business Administration from the University of Zurich. We believe Dr. Keppler will be a valuable member of the Board due to his experience in additive manufacturing as a former chief executive officer.

Michael Idelchik has served as a member of our Board since September 2021. Prior to the consummation of the Merger, Mr. Idelchik served as a member of Legacy Velo3D’s Board from July 2021 until September 2021. Mr. Idelchik spent 38 years at General Electric, or GE, a multinational energy conglomerate, across several business units, culminating in his role as Vice President of Advanced Technology of GE Global Research, the research and development division of GE, for which he served for over a decade until 2017. Mr. Idelchik also serves as a member on a number of boards, including those of Singapore’s National Research Foundation, Columbia Engineering and Ellis Medicine. Mr. Idelchik received his B.S. in Mechanical Engineering from Columbia University and a Master’s degree in Mechanical and Electrical Engineering from Massachusetts Institute of Technology. We believe that Mr. Idelchik’s knowledge of the global technology supply chain and industry success qualifies him to serve on the Board.

Stefan Krause has served as a member of our Board since September 2021. Prior to the consummation of the Merger, Mr. Krause served as a member of Legacy Velo3D’s Board from February 2021 until September 2021. He was the founder and Chief Executive Officer and Chairman of Canoo, an electric car company, from December 2017 to May 2020. He has served on two DAX Company Management Boards from May 2002 until December 2015. He served as Chief Financial Officer of Deutsche Bank AG and had held positions of increasing seniority at BMW AG, an automotive company, that began in 1987, where he eventually served as the company’s Chief Financial Officer. Mr. Krause has served on may boards of public companies in Europe and the U.S. Mr. Krause holds an M.B.A. in Business Administration and Management from the Julius Maximilians University of Würzburg. We believe that Mr. Krause is qualified to serve on the Board because of his extensive strategic leadership experience, his significant public company experience and expertise in finance and accounting.

Ellen Smith has served as a member of our Board since September 2021. Prior to the consummation of the Merger, Ms. Smith served as a member of Legacy Velo3D’s Board from July 2021 until September 2021. Ms. Smith has served as the Senior Managing Director of FTI Consulting, a global business advisory firm, since May 2013, and has more than 30 years of operational experience. Prior to joining FTI Consulting, Ms. Smith was the Chief Operations Officer and Executive Vice President at National Grid, a multinational electricity and gas utility company. Ms. Smith served on the board of Sunrun Inc. from November 2019 to June 2021 and Vivint Solar, Inc. (now a wholly owned subsidiary of Sunrun Inc.) from March 2019 to November 2019. Ms. Smith has served as a trustee of Union College since 2010. Ms. Smith holds a B.S. in Mechanical Engineering and M.S.E. in Power Systems from Union College. We believe that Ms. Smith is qualified to serve on the Board because of her extensive industry experience in energy, power and products.
There are no family relationships among our directors and executive officers.

Non-Employee Director Compensation

The Board has adopted the following compensation program for our non-employee directors:

Our non-employee directors receive an annual cash retainer of $50,000, payable monthly, and an annual grant of restricted stock units, or RSUs, with an aggregate grant-date value of $200,000, or the Grant Date Value. A non-employee director’s annual RSU award is granted on the date of each annual meeting of our stockholders and vest in equal quarterly installments, provided such director continues to serve as a director through each vesting date. In addition, new non-employee directors receive an initial RSU award upon joining the Board, with a Grant Date Value that is prorated for the period from the grant date to the next annual meeting of stockholders, which vest on the first anniversary of the grant date, provided such director continues to serve as a director through the vesting date.

The Chairman of our Board receives an additional annual cash retainer of $60,000. Members of our audit committee receive an additional annual cash retainer of $10,000, and the Chairman of our audit committee receives an additional cash retainer of $10,500 (in lieu of the annual retainer for membership on the audit committee). Members of our compensation committee receive an additional annual cash retainer of $6,000, and the Chairman of our compensation committee receives an additional cash retainer of $9,000 (in lieu of the annual retainer for membership on the compensation committee). Members of our nominating and governance committee (including the Chairman of the nominating and governance committee) receive an additional annual cash retainer of $5,000.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2023. Mr. Buller, our former Chief Executive Officer, received no compensation for their service as directors during 2023.

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)	Option Awards ($)(1)	Total
Carl Bass	$116,000	$136,379	$—	$252,379
Benny Buller(2)	$—	$—	$—	$—
Michael Idelchik	$61,000	$138,520	$—	$197,379
Adrian Keppler(3)	$22,917	$60,489	$—	$161,437
Stefan Krause	$60,500	$136,379	$—	$196,879
Ellen Pawlikowski(3)	$32,083	$136,379	$—	$168,462
Ellen Smith	$60,000	$136,379	$—	$196,379
Gabrielle Toledano	$59,000	$136,379	$—	$195,379
Matthew Walters	$65,000	$136,379	$—	$201,379
(1)The amounts reported in this column represent the aggregate grant date fair value of the RSUs granted to our directors during the year ended December 31, 2023 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. As of December 31, 2023, our non-employee directors held the following outstanding option awards and unvested RSU awards:

Name	Stock Awards	Option Awards
Carl Bass	36,270	432,729
Benny Buller(2)	—	4,544,804
Michael Idelchik	36,270	—
Adrian Keppler(3)	30,244	—
Stefan Krause	36,270	493,255
Ellen Pawlikowski(3)	—	—
Ellen Smith	36,270	—
Gabrielle Toledano	36,270	—
Matthew Walters	36,270	—
(2)Mr. Buller became a non-employee director following his resignation, at the request of the Board, as our Chief Executive Officer on December 15, 2023. Mr. Buller received no compensation for his service as a director during 2023.
(3)Gen. Pawlikowski resigned from our Board, effective July 25, 2023. Dr. Keppler was appointed to our Board, effective August 1, 2023.

OUR BOARD RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF THE CLASS III DIRECTORS

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2024, and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024, requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
PricewaterhouseCoopers LLP audited our financial statements for the year ended December 31, 2023. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2021 and served as Legacy Velo3D’s independent registered public accounting firm prior to the Merger.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP will periodically rotate the individuals who are responsible for our audit.
During the years ended December 31, 2022 and 2023, fees for services provided by PricewaterhouseCoopers LLP were as follows:

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2023
Fees Billed to the Company
Audit fees(1)	$1,165,000	$1,840,000
Audit-related fees	—	—
Tax fees	—	—
Other fees(2)	4,150	2,000
Total fees	$1,169,150	$1,842,000

(1)
“Audit fees” consisted of audit work performed in the preparation of consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as quarterly review procedures and the provision of consents and comfort letters in connection with the filing of registration statements and related amendments, as well as other filings.

(2)	“Other fees” consisted of PricewaterhouseCoopers LLP technical accounting research and disclosure checklist tools.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed,” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The principal purpose of the audit committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes, and financial reporting processes. The audit committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The audit committee’s function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP, our independent registered public accounting firm for 2023, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
Our audit committee has reviewed and discussed with management and PricewaterhouseCoopers LLP our audited consolidated financial statements for the year ended December 31, 2023. Our audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Public Company Accounting Oversight Board (United States), including Auditing Standard No. 1301 regarding “Communications with Audit Committees.”
Our audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions described above, our audit committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the U.S. Securities and Exchange Commission.
Members of the Audit Committee
Stefan Krause, Chair
Ellen Smith
Matthew Walter

PROPOSAL NO. 3
APPROVAL OF REVERSE STOCK SPLIT

Background of the Reverse Stock Split

Our Certificate of Incorporation currently authorizes the Company to issue a total of 510,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.00001 per share.

On April 17, 2024, subject to stockholder approval, the Board approved a proposed amendment to our Certificate of Incorporation, or the Reverse Stock Split Charter Amendment, to, at the discretion of the Board, effect a reverse stock split of our common stock at a ratio of one-for-five (1:5) to one-for-fifty (1:50), with the exact ratio within such range to be determined by the Board at its discretion, or the Reverse Stock Split. The primary goals of the Reverse Stock Split are to: (i) increase the per share market price of our common stock to meet the minimum per share average closing price requirements for continued listing on NYSE and (ii) effectively increase the number of authorized and unissued shares of our common stock available for future issuance after we effect the Reverse Stock Split. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act. The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every 50 shares of our outstanding common stock would be combined and reclassified into one share of common stock. The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to us and our stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, our Board will have the sole authority to elect whether or not and when to amend the Certificate of Incorporation to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, our Board will make a determination as to whether effecting the Reverse Stock Split is in our best interests and those of our stockholders in light of, among other things, our ability to increase the trading price of our common stock to meet the minimum stock price standards of NYSE without effecting the Reverse Stock Split, the per share price of common stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of common stock following the Reverse Stock Split, as well as the number of authorized and unissued shares of common stock available under the Certificate of Incorporation prior to the Reverse Stock Split, the number of shares of common stock reserved for future issuance prior the Reverse Stock Split and the estimated number of additional shares of common stock expected to be required or desirable to raise the additional financing necessary to operate our business and satisfy our obligations and otherwise for the continued growth and development of our business following the Reverse Stock Split. If the Board determines that it is in our best interests and those of our stockholders to effect the Reverse Stock Split, it will hold a Board meeting or agree via a unanimous written consent to determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “—Determination of the Reverse Stock Split Ratio” and “—Board Discretion to Effect the Reverse Stock Split.”

The text of the Reverse Stock Split Charter Amendment to effect the Reverse Stock Split is attached as Annex A to this Proxy Statement. If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the Reverse Stock Split Charter Amendment effecting the Reverse Stock Split with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Reverse Stock Split Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our Board deems necessary and advisable. The Board has determined that the Reverse Stock Split Charter Amendment is advisable and in our best interests and those of our stockholders and has submitted the Reverse Stock Split Charter Amendment for consideration by our stockholders at the Annual Meeting.

Reasons for the Reverse Stock Split

Maintain NYSE Listing
On the date of the mailing of this Proxy Statement, our common stock was listed on NYSE under the symbol “VLD.” Section 802.01C of the NYSE Listed Company Manual requires that our common stock must maintain an average closing price of at least $1.00 per share for all common and capital stock of our company, or the Average Closing Price Requirement. Once notified by the NYSE of a failure to satisfy the Average Closing Price Requirement, Section 802.01C of the NYSE Listed Company Manual provides that a company must bring its share price and average share price back above $1.00 by six months following receipt of the notification. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our common stock on NYSE, including the Average Closing Price Requirement.
On December 26, 2023, we received a deficiency letter from NYSE notifying us that, for 30 consecutive business days, the bid price of our common stock had closed below the $1.00 per share Average Closing Price Requirement for continued inclusion on NYSE. We were provided six months following the receipt of the deficiency letter to regain compliance with the Average Closing Price Requirement.

If our common stock is delisted from NYSE, the Board believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock.

If the Reverse Stock Split is effected, it would cause a decrease in the total number of shares of our common stock outstanding and increase the market price of our common stock. Our Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in our best interests and those of our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our listing on NYSE. Accordingly, our Board approved the Reverse Stock Split as being in our best interests.

Effective Increase of Authorized and Unissued Shares’

Under our Certificate of Incorporation, we are authorized to issue 500,000,000 shares of common stock. As of April 15, 2024, we had 296,145,070 shares of common stock outstanding. In addition, as of April 15, 2024:

•11,394,757 shares of our common stock were reserved for issuance upon the exercise of outstanding options;
•18,047,192 shares of our common stock were reserved for issuance upon the settlement of outstanding RSUs;
•29,462,211 shares of our common stock were reserved for issuance under our 2021 Equity Incentive Plan, or the 2021 EIP;
•9,955,400 shares of our common stock were reserved for issuance under our 2021 Employee Stock Purchase Plan, or the 2021 ESPP;
•21,758,148 shares of our common stock were reserved for issuance pursuant to the Business Combination Agreement to certain Legacy Velo3D equity holders upon the achievement of certain vesting conditions, or the Earn-Out Shares;
•8,625,000 shares of our common stock were reserved for issuance upon the exercise of the warrants included in the units issued in our December 2020 initial public offering, or our public warrants;
•4,450,000 shares of our common stock were reserved for issuance upon the exercise of the warrants issued to Spitfire Sponsor LLC in a private placement in connection with our December 2020 initial public offering, or our private placement warrants;

•70,000 shares of our common stock were reserved for issuance upon the exercise of our warrant issued to Silicon Valley Bank, or the 2022 Private Warrant;
•36,000,000 shares of our common stock were reserved for issuance upon the exercise of our warrants issued in our December 2024 registered direct offering, or the RDO Warrants;
•1,800,000 shares of our common stock were reserved for issuance upon the exercise of our warrants issued to A.G.P./Alliance Global Partners in connection with our December 2024 registered direct offering, or the RDO Placement agent warrants;
•21,949,079 shares of our common stock were reserved for issuance upon the exercise of our warrants issued to the holders of Secured Notes, or the 2024 Private Warrants;
•34,285,715 shares of our common stock were reserved for issuance upon the exercise of our warrants issued in our April 2024 reasonable best efforts public offering, or the RBEO warrants; and
•1,714,286 shares of our common stock were reserved for issuance upon the exercise of our warrants issued to A.G.P./Alliance Global Partners in connection with our April 2024 reasonable best efforts public offering, or the RBEO placement agent warrants.
In addition, as of April 15, 2024, 100,000,000 shares of our common stock were non-exclusively reserved for issuance pursuant to our Secured Notes (as defined in the section entitled “Proposal No. 4 Approval of Common Stock Issuance”), and 50,000,000 shares of our common stock were non-exclusively reserved for issuance pursuant to our Additional Secured Convertible Notes (as defined in the section entitled “Proposal No. 4 Approval of Common Stock Issuance”).

Although the number of authorized shares of our common stock will not change as a result of the Reverse Stock Split, the number of shares of our common stock issued and outstanding will be reduced, which will effectively increase the number of authorized and unissued shares of our common stock available for future issuance. This effective increase in the number of shares available for issuance will provide the Board with the authority, without further action of the stockholders, to issue additional shares of common stock from time to time in such amounts as the Board deems necessary. Without limitation of the foregoing, additional shares may be issued in connection with (1) future capital raising transactions through the sale of common stock and/or securities convertible into or exercisable for common stock in the private and/or public equity markets; (2) future merger and acquisition transactions, strategic collaborations and partnerships and/or licensing arrangements involving the issuance of our securities; (3) the provision of equity incentives to employees, officers, directors or consultants; and (4) other corporate purposes.

Other Reasons
In addition to the primary goals of maintaining the listing of our common stock on NYSE and effectively increasing the number of our authorized and unissued shares available for future issuance, the other reasons for effecting the Reverse Stock Split include increasing the per share trading price of our common stock in order to:

•broaden the pool of investors that may be interested in investing in our common stock by attracting investors who may prefer to invest in shares that trade at higher share prices;

•make our common stock a more attractive investment to institutional investors; and

•provide us an opportunity to raise funds to execute our business plan and finance our strategic objectives.

Our Board further believes that an increased stock price may also encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus improve the liquidity of our shares and lower average transaction costs for our stockholders.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term. As noted above, one of the principal purposes of the Reverse Stock Split is to increase the trading price of our common stock to meet the Average Closing Price Requirement. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split Will Increase the Number of Authorized and Unissued Shares of Common Stock. As noted above, the other principal purpose of the Reverse Stock Split is to effectively increase the number of our authorized and unissued shares of common stock available for future issuance. Because the number of issued and outstanding shares of common stock would decrease as a result of the Reverse Stock Split, the number of shares remaining available for issuance under our authorized pool of common stock would correspondingly increase. Future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

The issuance of authorized but unissued stock could be used to deter a potential takeover of our company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of our Board. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split Proposal is not in response to any effort of which we are aware to accumulate common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

The Reverse Stock Split May Decrease the Liquidity of our Common Stock. Our Board believes that the Reverse Stock Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of the Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split to, among other things, facilitate the continued listing of our common stock on the NYSE by increasing the per share trading price of our common stock to help ensure a share price high enough to satisfy the $1.00 per share Average Closing Price Requirement. Any inability of our Board to effect the Reverse Stock Split could expose us to the risk of delisting from the NYSE. In addition, if the number of authorized and unissued shares of our common stock available for future issuance is not effectively increased as a result of the Reverse Stock Split, we will have less unissued shares available to satisfy our existing contractual obligations, to raise the additional financing necessary to operate our business and satisfy our obligations and otherwise to pursue our continued growth and development.

Determination of the Reverse Stock Split Ratio

Our Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in our best interests and those of our stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be not more than one-for-fifty (1:50).

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

•our ability to maintain the listing of our common stock on the NYSE;
•the per share price of our common stock immediately prior to the Reverse Stock Split;
•the expected stability of the per share price of our common stock following the Reverse Stock Split;
•the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our common stock;
•prevailing market conditions;
•general economic conditions in our industry;
•our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split;
•the number of authorized and unissued shares of common stock available under our Certificate of Incorporation prior to the Reverse Stock Split;
•the number of shares of common stock reserved for future issuance prior to the Reverse Stock Split; and
•the estimated number of additional shares of common stock our Board expects to be required or desirable to raise the additional financing necessary to operate our business and satisfy our obligations and otherwise for the continued growth and development of our business following the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split proposal is approved by our stockholders, our Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. Our Board currently intends to effect the Reverse Stock Split. If the trading price of our common stock increases without effecting the Reverse Stock Split, and subject to our expected requirements for available authorized and unissued shares of our common stock, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split common stock can be maintained above $1.00. There also can be no assurance that our common stock will not be delisted from the NYSE for other reasons.
If our stockholders approve the Reverse Stock Split proposal at the Annual Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in our best interests and those of our stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to December 31, 2024, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

The market price of our common stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.
Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our common stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of our company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of common stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of the Reverse Stock Split Charter Amendment in substantially the form of the Reverse Stock Split Charter Amendment attached to this proxy statement as Annex A. The exact timing of the filing of the Reverse Stock Split Charter Amendment will be determined by the Board based upon its evaluation of when such action will be most advantageous to us and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Charter Amendment, the Board, in its sole discretion, determines that it is no longer in our best interests and those of our stockholders. The Board currently intends to effect the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to December 31, 2024, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

Effects of the Reverse Stock Split on our Capital Stock

Pursuant to the Reverse Stock Split Charter Amendment, each holder of our common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split, or Old Common Stock, will become the holder of fewer shares of our common stock, or New Common Stock, after consummation of the Reverse Stock Split.

Based on 296,145,070 shares of our common stock outstanding as of April 15, 2024, the following table reflects the approximate number of shares of our common stock that would be outstanding as a result of the Reverse Stock Split under certain possible exchange ratios within the range of Reverse Stock Split ratios to be approved under the Reverse Stock Split Proposal.

Proposed Ratio (Old Common Stock: New Common Stock)	Percentage Reduction in Outstanding Common Stock	Approximate Number of Shares of Common Stock to be Outstanding after the Reverse Stock Split
5:1	80.0%	59,229,014
10:1	90.0%	29,614,507
15:1	93.3%	19,743,005
20:1	95.0%	14,807,254
25:1	96.0%	11,845,803
30:1	96.7%	9,871,502
35:1	97.1%	8,461,288
40:1	97.5%	7,403,627
45:1	97.8%	6,581,002
50:1	98.0%	5,922,901

The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder’s proportionate equity interest in us, except for those stockholders who receive an additional share of our common stock in lieu of a fractional share. None of the rights currently accruing to holders of our common stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to Old Common Stock. The Reverse Stock Split also will have no effect on the number of authorized shares of our common stock. The shares of New Common Stock will be fully paid and non-assessable.

The par value per share of our common stock will remain unchanged at $0.00001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, if any, the stated capital on our balance sheet attributable to the common stock will be reduced proportionately based on the Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. After the Reverse Stock Split, net income or loss per share and other per share amounts will be increased because there will be fewer shares of our common stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. As described below under “Effects of the Reverse Stock Split on Outstanding Equity Awards and Warrants to Purchase Common Stock and Other Obligations to Issue Common Stock,” the per share exercise price of outstanding option awards and warrants would increase proportionately, and the number of shares of our common stock issuable upon the exercise of outstanding options and warrants, or that relate to RSUs and other equity awards would decrease proportionately, in each case based on the Reverse Stock Split ratio selected by our Board. In addition, pursuant to the Business Combination Agreement, the number of Earn-Out Shares issuable to certain former equity holders of Legacy Velo3D upon the occurrence of the Triggering Events (as defined in the Business Combination Agreement) specified therein would decrease proportionately, and the Stock Price Level (as defined in the Business Combination Merger Agreement) applicable to each Trigger Event would increase proportionately, in each case based on the Reverse Stock Split ratio selected by our Board. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

As of April 15, 2024, there were no issued or outstanding shares of our preferred stock and no outstanding options or warrants to purchase, or RSUs that maybe settled for, shares of our preferred stock. The Reverse Stock Split will not impact the number of authorized shares of our preferred stock.

As noted above, we are currently authorized to issue a maximum of 500,000,000 shares of our common stock, and as of April 15, 2024, there were 296,145,070 shares of our common stock issued and outstanding. Although the number of authorized shares of our common stock will not change as a result of the Reverse Stock Split, the number of shares of our common stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. As a result, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split. Conversely, with respect to the number of shares reserved for issuance under, for example, our 2021 EIP and our 2021 ESPP, our Board will proportionately reduce such reserve in accordance with the terms of the 2021 EIP and the 2021 ESPP. As of April 15, 2024, there were 74,226,669 shares of common stock reserved for issuance under the 2021 EIP, of which 29,462,211 remained available for future awards, and 9,955,400 shares of common stock reserved for issuance under the 2021 ESPP, all of which remained available for future purchase rights, and following the Reverse Stock Split, if any, such reserves will be reduced to between 5,892,442 and 589,244 shares of common stock under the 2021 EIP and between 1,991,080 and 199,108 shares of common stock under the 2021 ESPP.

Following the Reverse Stock Split, our Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate, including, without limitation, in connection with (1) future capital raising transactions through the sale of common stock and/or securities convertible into or exercisable for common stock in the private and/or public equity markets; (2) future merger and acquisition transactions, strategic collaborations and partnerships and/or licensing arrangements involving the issuance of our securities; (3) the provision of equity incentives to employees, officers, directors or consultants; and (4) other corporate purposes. If the Reverse Stock Split is approved and effected, we believe that the availability of the additional authorized shares of common stock resulting from the Reverse Stock Split will provide us the ability to raise the additional financing necessary to operate our business and satisfy our obligations and otherwise to pursue the continued growth and development of our business. If we issue additional shares of common stock for any of these purposes, the ownership interest of our current stockholders would be diluted. We desire to have the authorized shares available to provide additional flexibility to use our common stock for business and financial purposes in the future.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Options and Warrants to Purchase Common Stock and Other Obligations to Issue Common Stock

If the Reverse Stock Split is effected, all outstanding options and warrants (including the outstanding public warrants exercisable for up to 8,625,000 shares of our common stock, the outstanding private placement warrants exercisable for up to 4,450,000 shares of our common stock, the outstanding 2022 Private Warrant exercisable for up to 70,000 shares of our common stock, the outstanding RDO warrants exercisable for up to 36,000,000 shares of our common stock, the outstanding RDO placement agent warrants exercisable for up to 1,800,000 shares of our common stock, the outstanding 2024 Private Warrants exercisable for up to 21,949,079 shares of our common stock, the outstanding RBEO warrants exercisable for up to 34,285,715 shares of our common stock, and the outstanding RBEO placement agent warrants exercisable for up to 1,714,286 shares of our common stock) entitling their holders to purchase shares of our common stock, as well as RSUs and any other equity awards granted pursuant to, or available under, the 2021 EIP and the 2021 ESPP (collectively, the “Incentive Plans”), will be proportionately reduced, in accordance with the terms of the applicable Incentive Plan and/or award agreements or the applicable warrant agreement or form of warrant governing the terms of our warrants. Correspondingly, the per share exercise price of any such options and warrants will be increased in direct proportion to the Reverse Stock Split ratio (rounded up to the nearest whole cent), so that the aggregate dollar amount payable for the purchase of the shares subject to the options and warrants will remain materially unchanged. For example, assuming that we effect the Reverse Stock Split at a ratio of 1-for-10, and that a warrant holder holds public warrants to purchase 1,000 shares of our common stock at an exercise price of $11.50 per share, upon the effectiveness of the Reverse Stock Split at such ratio, the number of shares of the common stock subject to that option would be reduced to 100 and the exercise price would be proportionately increased to $115.00 per share.

As of April 15, 2024, there were outstanding options to purchase a total of 11,394,757 shares of common stock at a weighted average exercise price of $0.67 per share, outstanding warrants to purchase a total of 86,945,001 shares of common stock at a weighted average exercise price of $2.13 per share and outstanding RSUs that may be settled for 18,047,192 shares of common stock. If the Reverse Stock Split is effected, the outstanding number of options, warrants and RSUs will automatically be reduced in the same ratio as the reduction in the number of shares of outstanding common stock. Correspondingly, the per share exercise price of such options and warrants will be increased in direct proportion to the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares of common stock subject to the options and warrants will remain unchanged.

Further, if the Reverse Stock Split is effected, the number of Earn-Out Shares issuable under the Business Combination Merger Agreement to certain former equity holders of Legacy Velo3D upon the occurrence of the Triggering Events will be proportionately reduced, in accordance with the terms of the Business Combination Agreement in the same ratio as the reduction in the number of shares of outstanding common stock. Correspondingly, the Stock Price Level applicable to each Triggering Event under the Business Combination Agreement will be increased in direct proportion to the Reverse Stock Split ratio. As of April 15, 2024, up to an aggregate of 21,758,148 Earn-Out Shares were issuable under the Business Combination Agreement upon the occurrence of the Triggering Events, and the Stock Price Level applicable to the Triggering Events were $12.50 and $15.00 per share, respectively.

Effects of the Reverse Stock Split on Registered and Beneficial Stockholders

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of our common stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a bank, broker or other nominee, and have any questions in this regard, we encourage you to contact your nominee.

Effects of the Reverse Stock Split on “Book-Entry” Stockholders of Record

Our stockholders of record may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.

If you hold registered shares of Old Common Stock in a book-entry form, you do not need to take any action to receive your shares of New Common Stock in registered book-entry form, if applicable. A transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the Reverse Stock Split indicating the number of shares of New Common Stock you hold.

Effects of the Reverse Stock Split on Registered Certificated Shares

Some stockholders of record hold their shares of our common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our common stock are held in certificate form, you will receive a transmittal letter from the Transfer Agent as soon as practicable after the effective time of the Reverse Stock Split, if any. The transmittal letter will be accompanied by instructions specifying how to exchange your certificate representing the Old Common Stock for a statement of holding or a certificate of New Common Stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Other Effects of the Reverse Stock Split on Shares of Common Stock Issued and Outstanding

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of our common stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, we do not anticipate that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the Reverse Stock Split.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. If effected, the proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or our periodic or other reporting requirements thereunder.

Anti-Takeover Effects

We have not proposed the Reverse Stock Split, with its corresponding increase in the authorized and unissued number of shares of common stock, with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of our company.

Fractional Shares

Fractional shares will not be issued in connection with the Reverse Stock Split. Each stockholder who would otherwise hold a fractional share of common stock as a result of the Reverse Stock Split will receive one share of common stock in lieu of such fractional share. If such shares are subject to an award granted under the Incentive Plans, each fractional share of common stock will be rounded down to the nearest whole share of common stock in order to comply with the requirements of Sections 409A and 424 of the Internal Revenue Code of 1986, as amended, or the Code.

Appraisal Rights

Under the DGCL, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating the Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences arising from and relating to the Reverse Stock Split.

This summary is based upon provisions of the Code, regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, or be subject to differing interpretations, so as to result in U.S. federal tax considerations different from those summarized below. No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service, or the IRS, has been requested, or will be obtained, regarding the U.S. federal income tax consequences related to the Reverse Stock Split. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences related to the Reverse Stock Split. This summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder.

This summary assumes that the Old Common Stock shares were, and the New Common Stock shares will be, held as a “capital asset,” as defined in Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as: banks, insurance companies, and other financial institutions; dealers or traders in securities, commodities or foreign currencies; regulated investment companies; U.S. expatriates or former long-term residents of the U.S.; persons holding shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding shares as a result of a constructive sale; real estate investment trusts; U.S. holders that have a “functional currency” other than the U.S. dollar; holders that acquired shares in connection with the exercise of employee stock options or otherwise as consideration for services; holders who hold shares as qualified small business stock for purposes of Sections 1045 or 1202 of the Code or as “section 1244 stock” for purposes of Section 1244 of the Code, that are S corporations or hybrid entities, who hold their shares through individual retirement or other tax-deferred accounts, or holders that are “controlled foreign corporations” or “passive foreign investment companies.” Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences arising from and relating to the Reverse Stock Split.

This summary does not address the U.S. state and local tax, U.S. federal estate and gift tax, U.S. federal alternative minimum tax, net investment income tax or non-U.S. tax consequences to holders of the Reverse Stock Split. Each holder should consult its own tax advisors regarding the U.S. state and local tax, U.S. federal estate and gift tax, U.S. federal alternative minimum tax, net investment income tax, and non-U.S. tax consequences of the Reverse Stock Split.

If an entity classified as a partnership for U.S. federal income tax purposes holds Old Common Stock shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. This summary does not address the tax consequences to any such owner or entity. Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the Reverse Stock Split.

This discussion of U.S. federal income tax considerations is for information purposes only and is not tax advice. Holders should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of the Reverse Stock Split.

With the possible exception of a stockholder that receives a full share of New Common Stock in lieu of a fractional share of New Common Stock (as discussed below), a stockholder generally will not recognize a gain or loss by reason of such stockholder’s receipt of shares of New Common Stock pursuant to the Reverse Stock Split solely in exchange for shares of Old Common Stock held by such stockholder immediately prior to the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of New Common Stock received pursuant to the Reverse Stock Split will equal the stockholder’s aggregate basis in the Old Common Stock exchanged therefore. A stockholder’s holding period in the shares of New Common Stock received pursuant to the Reverse Stock Split will include the stockholder’s holding period in the shares of Old Common Stock surrendered in exchange therefore. The basis of the shares of Old Common Stock must be allocated to the shares of New Common Stock received in a manner that reflects, to the greatest extent possible, that a share of New Common Stock is received in respect of shares of Old Common Stock that were acquired on the same date and at the same price.

Holders should consult their own tax advisors regarding the allocation of basis to, and the determination of their holding periods of, New Common Stock received pursuant to the Reverse Stock Split.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive a fractional share will receive one share of common stock in lieu of such fractional share. The U.S. federal income tax treatment of the receipt of a full share in lieu of a fractional share in a Reverse Stock Split is not clear. It is possible that the receipt of such an additional fraction of a share of New Common Stock may be treated as a distribution taxable as a dividend (to the extent of our earnings and profits) or as an amount received in a taxable exchange for Old Common Stock. We intend to treat the issuance of such an additional fraction of a share of New Common Stock in the Reverse Stock Split as a non-recognition event, but there can be no assurance that the IRS or a court would not successfully assert otherwise.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Vote Required for Approval

This Reverse Stock Split Proposal will be adopted and approved only if holders of a majority our outstanding shares of common stock entitled to vote thereon at the Annual Meeting vote “FOR” the Reverse Stock Split Proposal at the Annual Meeting. Because the vote is based on the total number of shares outstanding rather than the votes cast at the Annual Meeting, your failure to vote, as well as an abstention from voting and a broker non-vote with respect to the Reverse Stock Split Proposal, will have the same effect as a vote against this proposal.

Recommendation of the Board

OUR BOARD RECOMMENDS
A VOTE “FOR”
THE REVERSE STOCK SPLIT PROPOSAL.

We do not believe that our executive officers or directors have substantial interests in this proposal that are different from or greater than those of any other of our stockholders.

PROPOSAL NO. 4
APPROVAL OF COMMON STOCK ISSUANCE

Background

On August 14, 2023, we issued to High Trail Investments ON LLC and HB SPV I Master Sub LLC, or the Investors, $70,000,000 aggregate principal amount of our senior secured convertible notes due 2026, or the Initial Secured Convertible Notes, pursuant to a Securities Purchase Agreement, dated August 14, 2023, as amended, or the Securities Purchase Agreement, with the Investors.

Since the issuance of the Initial Secured Convertible Notes, we have engaged in the following transactions and entered into the following agreements with the Investors to repay and restructure our indebtedness:

Issuance of Shares and Secured Notes

On November 28, 2023, pursuant to a Securities Exchange Agreement, dated November 27, 2023, with the Investors, we issued to the Investors, in connection with a repayment and exchange of the Initial Secured Convertible Notes:

•10,000,000 shares of common stock; and
•$57.5 million in aggregate principal amount of our senior secured notes due 2026, as amended, or the Secured Notes, of which approximately $27.9 million in aggregate principal amount was outstanding as of April 15, 2024.

The Secured Notes provide that if an event of default occurs and we fail to pay the Event of Default Acceleration Amount (as defined in the Secured Notes) when due in accordance with the Secured Notes, then the holders may elect to receive such unpaid portion of the Event of Default Acceleration Amount, entirely or partially, in shares of the common stock calculated based on dividing Event of Default Acceleration Amount by the lowest of the 10 daily volume weighted average prices, or VWAPs, of the common stock immediately prior to the applicable event of default stock payment date.

Issuance of 2024 Private Warrants

On April 1, 2024, in connection with an amendment of the Secured Notes, we issued to the Investors the 2024 Private Warrants to purchase 21,949,079 shares of common stock. The 2024 Private Warrants become exercisable 45 days after the original issuance date and will be exercisable at an exercise price of $0.4556 per share.

Potential Issuance of Additional Secured Convertible Notes

Pursuant to the Securities Purchase Agreement, the Investors have the right to purchase up to an additional $35.0 million in aggregate principal amount of our senior secured convertible notes due 2026, or the Additional Secured Convertible Notes.

To the extent any Additional Secured Convertible Notes are issued, such Additional Secured Convertible Notes will be convertible into shares of our common stock at a conversion rate of 644.7453 share of common stock per $1,000 principal amount of Additional Secured Convertible Notes, and such Additional Secured Convertible Notes will provide that if an event of default occurs and we fail to pay the Event of Default Acceleration Amount (as defined in the Additional Secured Convertible Notes) when due in accordance with the Additional Secured Convertible Notes, then the holders may elect to receive such unpaid portion of the Event of Default Acceleration Amount, entirely or partially, in shares of our common stock calculated based on dividing Event of Default Acceleration Amount by the lowest of the 10 daily VWAPs of our common stock immediately prior to the applicable event of default stock payment date.

Why We are Seeking Stockholder Approval of the Stock Issuance Proposal

Because our common stock is listed on the NYSE, we are subject to the NYSE’s rules and regulations. Pursuant to Section 312.03(c) of the NYSE Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock, or the NYSE 20% Limit.

In order to comply with the NYSE 20% Limit, the Secured Notes provide that, until the stockholder approval contemplated by Section 312.03(b) of the NYSE Listed Company Manual, or the Requisite Stockholder Approval, is obtained, in no event will the number of shares of common stock issuable pursuant to the Secured Notes, the Additional Secured Convertible Notes and the 2024 Private Warrants, together with the shares of common stock theretofore issued pursuant to the Securities Exchange Agreement, the Secured Notes, the Additional Secured Convertible Notes and the 2024 Private Warrants, exceed 39,349,491 shares of common stock. The Additional Secured Convertible Notes, if issued, will similarly provide that, until the Requisite Stockholder Approval is obtained, in no event will the number of shares of common stock issuable upon conversion or otherwise pursuant to the Additional Secured Convertible Notes and the Secured Notes, together with the shares of common stock theretofore issued pursuant to the Securities Exchange Agreement, the Additional Secured Convertible Notes and the Secured Notes, exceed 39,349,491 shares of common stock. In addition, the Secured Notes provide, and the Additional Secured Convertible Notes, if issued, will provide, that if shares of our common stock are not delivered as result of the operation of such provisions, we will pay to the holders of the Secured Notes or the Additional Secured Convertible Notes, as applicable, in addition to the shares of common stock otherwise due, or the Withheld Shares, a cash payment equal to the product of the number of the Withheld Shares and the daily VWAP per share of our common stock. Furthermore, the Securities Exchange Agreement and the Securities Purchase Agreement each require us to use our best efforts to obtain the Requisite Stockholder Approval at the Annual Meeting.

To comply with Section 312.03(c) of the NYSE Listed Company Manual and the requirements of the Securities Exchange Agreement and the Securities Purchase Agreement, and to provide us with the flexibility to potentially issue the full amount of common stock pursuant to our Secured Notes and, if issued, the Additional Secured Convertible Notes, we are seeking the stockholder approval to authorize the issuance of the full amount of the shares of common stock issuable pursuant to our Secured Notes and, if issued, the Additional Secured Convertible Notes, which issuance may or may not result in the issuance of shares of common stock exceeding the NYSE 20% Limit.

Additional Information

This summary is intended to provide you with basic information concerning the Securities Exchange Agreement, our Secured Notes, the Securities Purchase Agreement, the Additional Secured Convertible Notes, and our 2024 Private Warrants. On August 15, 2023, November 28, 2023, November 29, 2023, December 28, 2023 and April 2, 2024, we filed with the SEC Current Reports on Forms 8-K that described the terms of the Securities Purchase Agreement, the Additional Secured Convertible Notes, the Securities Exchange Agreement, our Secured Notes, and our 2024 Private Warrants, respectively.

Effect on Current Stockholders if the Stock Issuance Proposal is Approved

The shares issuable pursuant to the Secured Notes and, if issued, the Additional Secured Convertible Notes would have the same rights and privileges as each share of our currently outstanding common stock. The issuance of the shares issuable pursuant to the Secured Notes and, if issued, the Additional Secured Convertible Notes will not affect the rights of the holders of our outstanding common stock, but such issuance will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility.

Effect on Current Stockholders if the Stock Issuance Proposal is Not Approved

We are not seeking the approval of our stockholders to authorize our prior entry into the Securities Purchase Agreement and the Exchange Agreement, the November 28, 2024 issuance of shares of common stock and Secured Notes pursuant to the Securities Exchange Agreement and the April 1, 2024 issuance of the 2024 Private Warrants and any related documents, as we has already entered into these agreements and issued these securities and such documents already are binding obligations of ours. Similarly, we are also not seeking the approval of our stockholders to authorize the issuance of common stock upon the exercise of the 2024 Private Warrants or the issuance of the Additional Secured Convertible Notes. The failure of our stockholders to approve the Stock Issuance Proposal will not negate the existing terms of the documents, which will remain binding obligations of ours.

If our stockholders do not approve the Stock Issuance Proposal at the Annual Meeting, pursuant to the Securities Exchange Agreement and the Securities Purchase Agreement, we are required to hold a special meeting of our stockholders for the purposes of obtaining the Requisite Stockholder Approval no less than every 90 days until the Requisite Stockholder Approval is obtained, which would result in the incurrence of additional expenses. Further, if stockholders do not approve the Stock Issuance Proposal, we may be unable to issue the shares of common stock issuable pursuant to the Secured Notes and, if issued, the Additional Secured Convertible Notes, and, as result, we may be required to make additional cash payments to the holders of the Secured Notes or the Additional Secured Convertible Notes, as applicable, as described above. We may be unable to make such payments, which may require us to restructure our indebtedness under the Secured Notes and, if issued, the Additional Secured Convertible Notes. However, we may not be able to obtain any necessary waivers or amendments or otherwise restructure our outstanding indebtedness on favorable terms or at all.

Vote Required for Approval

The approval of the Stock Issuance Approval requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, a stockholder’s failure to vote, as well as an abstention from voting and a broker non-vote, will have no effect on the Stock Issuance Proposal. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established.

Recommendation of our Board

OUR BOARD RECOMMENDS
A VOTE “FOR”
THE STOCK ISSUANCE PROPOSAL.

We do not believe that our executive officers or directors have substantial interests in this proposal that are different from or greater than those of any other of our stockholders.

EXECUTIVE OFFICERS

As of April 19, 2024, the names of our executive officers, their ages a and their positions are shown below.

Name	Age	Position
Executive Officers:
Bradley Kreger	49	Interim Chief Executive Officer
Bernard Chung	48	Acting Chief Financial Officer

Our Board chooses executive officers, who then serve at the discretion of our Board. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.

For information regarding Mr. Kreger, please refer to “Proposal No. 1-Election of Directors.”

Bernard Chung has served as the Company’s Acting Chief Financial Officer since September 2023. From September 2021 to September 2023, Mr. Chung served as the Vice President, Finance where Mr. Chung has led the Company’s accounting, finance and SEC reporting teams. Prior to the Company’s business combination, from December 2020 to September 2021, Mr. Chung served as Vice President, Finance of Velo3D, Inc. (n/k/a Velo3D US, Inc.). From November 2018 to November 2020, Mr. Chung was the Corporate Controller at Textainer Group Holdings Limited (“Textainer”), a lessor of intermodal containers, where he was responsible for Textainer’s financial and strategic operations. Before joining Textainer, Mr. Chung served as the Assistant Corporate Controller at Knight-Swift Transportation Holdings Inc., a truckload and logistics services carrier, from July 2014 to November 2018. Mr. Chung also previously served as a director and audit manager for KPMG LLP. Mr. Chung, a Certified Public Accountant, holds a B.A. in Economics from Northwestern University and matriculated his Accounting credits from Loyola University Chicago. On April 17, 2024, Mr. Chung notified the Company of his intention to resign as Acting Chief Financial Officer, effective April 29, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2024, by:

•each of our named executive officers;
•each of our directors or director nominees;
•all of our directors and executive officers as a group; and
•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 261,704,589 shares of common stock outstanding as of March 31, 2024. Shares of our common stock subject to stock options or warrants that are currently exercisable or exercisable within 60 days of March 31, 2024 or RSUs that may vest and settle within 60 days of March 31, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the stock options, warrants or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Velo3D, Inc., 2710 Lakeview Court, Fremont, California, 94538.

Beneficial Ownership Table

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Entities affiliated with Bessemer Venture Partners(1)	37,864,239	14.5%
Entities affiliated with Khosla Ventures (2)	30,350,744	11.6%
Entities affiliated with Highbridge Capital Management LLC(3)	26,000,000	9.6%
Entities affiliated with PIVA Capital, Inc.(4)	22,874,407	8.7%
ARK Investment Management LLC(5)	13,354,810	5.1%
Directors and Named Executive Officers:
Benyamin Buller(6)(7)	9,565,510	3.6%
Bradley Kreger(8)	269,249	*
Bernard Chung(9)(10)	414,081	*
Renette Youssef(11)(12)	1,169,554	*
Carl Bass(13)	554,114	*
Michael Idelchik(14)	90,572	*
Adrian Keppler(15)	45,367	*
Stefan Krause(16)	620,175	*
Ellen Smith(17)	144,957	*
Gabrielle Toledano(18)	144,957	*
Matthew Walters(19)	1,239,860	*
Directors and executive officers as a group (12 individuals)(20)	13,088,842	4.9%

__________________
Less than one percent.
(1)As reported in a statement on Schedule 13D filed with the SEC on October 12, 2021 by Bessemer Venture Partners IX Institutional L.P. ("Bessemer Institutional") and its affiliates, 21,022,266 shares of our common stock held by Bessemer Venture Partners IX L.P. ("Bessemer IX" and together with Bessemer Institutional, the "Bessemer Entities") and (ii) 16,842,013 shares of our common stock held by Bessemer Institutional. Deer IX & Co. L.P. ("Deer IX L.P.") is the general partner of the Bessemer Entities. Deer IX & Co. Ltd. ("Deer IX Ltd.") is the general partner of Deer IX L.P. The address for these persons is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538.
(2)As reported in a statement on Schedule 13D filed with the SEC on October 8, 2021 by Khosla Ventures Seed B, L.P. ("KV Seed B") and its affiliates, 335,972 shares of our common stock held by KV Seed B, 19,069 shares of our common stock held by Khosla Ventures Seed B (CF), L.P. ("KV Seed B (CF)"), 355,041 shares of our common stock held by Khosla Ventures Seed Associates B, LLC ("KVA Seed B") and 29,995,704 shares of our common stock held by Khosla Ventures V, L.P. ("KV V"). The general partner of KV Seed B and KV Seed B (CF) is KVA Seed B. The general partner of KV V is Khosla Ventures Associates V, LLC ("KVA V"). VK Services, LLC ("VK Services") is the sole manager of KVA Seed B and KVA V. Vinod Khosla is the managing member of VK Services. Each of Mr. Khosla, VK Services and KVA Seed B possesses power to direct the voting and disposition of shares owned by KV Seed B (CF) and KVA Seed B, and each of KVA Seed B, VK Services and Mr. Khosla may be deemed to have indirect beneficial ownership of such shares. Each of Mr. Khosla, VK Services and KVA V possesses power to direct the voting and disposition of the shares owned by KV V, and each of Mr. Khosla, VK Services and KVA V may be deemed to have indirect beneficial ownership of such shares. KVA Seed B, KVA V, VK Services and Mr. Khosla hold no securities of the Issuer directly. Each of these persons disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest therein. The address of each of these persons is Khosla Ventures, 2128 Sand Hill Road, Menlo Park, California 94025.
(3)Consists of (i) (a) 2,454,625 shares of our common stock and (b) 2,454,625 warrants exercisable within 60 days of March 31, 2024 issued to Highbridge Tactical Credit Institutional Fund, Ltd., and (ii) (a) 10,545,375 shares of our common stock and (b) 10,545,375 warrants exercisable within 60 days of March 31, 2024 issued to Highbridge Tactical Credit Master Fund, L.P. This beneficial ownership information is based on the number of shares of our common stock and warrants issued by the Company to these entities on December 29, 2023 in connection with our December 2024 registered direct offering. These entities have not filed reports on Schedule 13D or Schedule 13G with respect to their ownership of our common stock, so we cannot provide any guarantee that the ownership has not changed since December 29, 2023.
(4)As reported in a statement on Schedule 13D/A filed with the SEC on February 13, 2024 by Piva Fund I, L.P. and its affiliates, 22,874,407 shares of our common stock held directly by PIV Fund I, L.P. PIV GP, L.L.C. is the general partner of PIV Fund I, L.P. Ricardo Angel and Mark Stout Gudiksen are the managing members of PIV GP, L.L.C., and therefore Messrs. Angel and Gudiksen may be deemed to share voting and investment power over the shares held by PIV Fund I, L.P. The address for these persons is c/o Piva Capital, Inc., 4 Embarcadero Center, Suite 3950, San Francisco, California 94111.
(5)As reported in a statement on Schedule 13G filed with the SEC on January 29, 2024 by ARK Investment Management LLC, 10,089,689 shares of our common stock held directly by ARK Investment Management LLC. The address for ARK Investment Management LLC is 200 Central Avenue, St. Petersburg, Florida 33701.
(6)Consists of (i) 5,020,706 shares of our common stock held directly by Mr. Buller; and (ii) 4,544,804 stock options exercisable within 60 days of March 31, 2024.
(7)Mr. Buller became a non-employee director following his resignation, at the request of the Board, as our Chief Executive Officer on December 15, 2023.
(8)Consists of (i) 177,160 shares of our common stock held directly by Mr. Kreger; and (ii) 92,089 RSUs that may vest and settle within 60 days of March 31, 2024.
(9)Consists of (i) 206,903 shares of our common stock held directly by Mr. Chung; (ii) 198,045 stock options exercisable within 60 days of March 31, 2024; and (iii) 9,133 RSUs that may vest and settle within 60 days of March 31, 2024.
(10)On April 17, 2024, Mr. Chung notified the Company of his intention to resign as Acting Chief Financial Officer, effective April 29, 2024.
(11)Consists of (i) 121,495 shares of our common stock held directly by Mr. Youssef; (ii) 1,023,525 stock options exercisable within 60 days of March 31, 2024; and (iii) 24,534 RSUs that may vest and settle within 60 days of March 31, 2024.
(12)On April 16, 2024, the Company and Ms. Youssef mutually agreed that Ms. Youssef would separate from the Company, effective April 19, 2024.
(13)Consists of (i) 126,920 shares of our common stock held directly by Mr. Bass; and (ii) 427,194 stock options exercisable within 60 days of March 31, 2024.
(14)Consists of 90,572 shares of our common stock held directly by Mr. Idelchik.
(15)Consists of 45,367 shares of our common stock held directly by Mr. Keppler.
(16)Consists of (i) 126,920 shares of our common stock held directly by Mr. Krause; and (ii) 493,255 stock options exercisable within 60 days of March 31, 2024.
(17)Consists of 144,957 shares of our common stock held directly by Ms. Smith.
(18)Consists of 144,957 shares of our common stock held directly by Ms. Toledano.
(19)Consists of 848,022 shares of our common stock held directly by Mr. Walters; and (i) 391,838 shares of our common stock issuable upon the exercise of warrants of the Company within 60 days of March 31, 2024.
(20)Consists of (i) 6,932,484 shares of our common stock held by our directors and executive officers; (ii) 5,663,298 stock options exercisable within 60 days of March 31, 2024; (iii) 101,222 RSUs that may vest and settle within 60 days of March 31, 2024; and (iv) 391,838 shares of our common stock issuable upon the exercise of warrants of the Company within 60 days of March 31, 2024.

EXECUTIVE COMPENSATION

This section discusses the material components of our executive compensation program for our named executive officers for 2023. Our named executive officers for fiscal 2023 were:

•Bradley Kreger, our Interim Chief Executive Officer;
•Bernard Chung, our Acting Chief Financial Officer;
•Renette Youssef, our former Chief Marketing Officer; and
•Benny Buller, our former Chief Executive Officer.

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our named executive officers for the years ended December 31, 2023 and 2022, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Bradley Kreger(4)	2023	358,514	—	2,351,081	—	—	12,081	2,721,676
Interim Chief Executive Officer	2022
Bernard Chung(5)	2023	234,240	—	653,404	—	—	11,370	899,014
Acting Chief Financial Officer	2022
Renette Youssef(6)	2023	377,099	—	608,296	—	—	11,370	996,765
Former Chief Marketing Officer	2022	498,668	94,251	817,509	—	—	11,370	1,421,798
Benny Buller(4)	2023	493,422	—	1,331,295	—	—	12,221	1,836,938
Former Chief Executive Officer	2022	648,641	176,500	1,895,306	—	—	12,471	2,732,918
__________________
(1)    Amounts represent the aggregate grant date fair value of the RSUs awarded to the named executive officer during 2023 and2022 in accordance with FASB Accounting Standards Codification Topic 718. Such grant date fair market value does not take into account any estimated forfeitures related to service-vesting conditions.
(2)    The amounts reported in the column represent incentive cash bonuses earned pursuant to our 2022 Key Employee Incentive Plan.
(3)    The amounts reported in this column represent our matching contributions made on behalf of our named executive officers under our 401(k) plan and cell phone allowances.
(4)     Mr. Buller resigned from his position as Chief Executive Officer, at the request of our Board, effective December 15, 2023. Mr. Kreger was appointed as our Interim Chief Executive Officer, effective as of December 18, 2023.
(5)    Mr. Chung was appointed as our Acting Chief Financial Officer, effective as of September 29, 2023. Mr. Chung notified the Company of his intention to resign as Acting Chief Financial Officer, effective April 29, 2024.
(6)     On April 16, 2024, the Company and Ms. Youssef mutually agreed that Ms. Youssef would separate from the Company, effective April 19, 2024.

Equity Compensation

We grant annual equity awards to our named executive officers, which are generally subject to vesting based on each named executive officer’s continued service. Each of our named executive officers currently holds outstanding options and RSUs that were granted under the 2021 EIP, as set forth in the table below titled “2023 Outstanding Equity Awards at Fiscal Year-End.” The outstanding options generally vest over a three- or four-year period, with 25% of each award vesting on the first anniversary of the grant date and the remaining 75% vesting either 1/36 or 1/48 each month thereafter. The outstanding RSUs generally vest over a four-year period, with 25% of each award vesting on the first anniversary of the grant date and the remaining 75% vesting 1/12 quarterly thereafter.

In addition, during 2023, our compensation committee approved a number of equity-based incentive programs for 2023, including an equity-based bonus program in lieu of a cash based bonus program, a program for equity-based merit and promotion grants in lieu of broad-based salary increases, and an equity-based retention program. RSUs granted pursuant to these programs have different vesting schedules, which are reflected in the table below titled “2023 Outstanding Equity Awards at Fiscal Year-End.”

Non-Equity Incentive Plan Compensation

Historically, our Board believed that a meaningful portion of the target total cash compensation for our employees, including our executive officers, should have been in the form of an annual cash incentive opportunity under our non-equity incentive plan, which was intended to motivate our employees to achieve the annual financial and operational performance objectives set by the Board that were consistent with and support our annual operating plan.

For 2023 bonuses, as described above, employees were eligible to receive an equity-based bonus award in lieu of the historical cash-based bonus program. Both exempt and non-exempt employees were eligible to participate in the equity-based bonus program. The corporate performance components and performance goals were removed with the 2023 equity-based bonus awards vesting quarterly throughout the 2023 year.

For 2022 bonuses, the participants in our 2022 non-equity incentive plan, or the 2022 Key Employee Incentive Plan, were eligible to receive a bonus payment based upon the attainment of one or more corporate performance goals that were selected and approved by our Board and ratified by our compensation committee and which related to financial and operational metrics that were important to us for that fiscal year. The corporate performance component of the 2022 Key Employee Incentive Plan was to be funded based on our actual results for the applicable year as evaluated against these performance goals.

2023 Outstanding Equity Awards at Fiscal Year-End

The following table presents, for each of our named executive officers, information regarding outstanding stock options and shares of restricted stock as of December 31, 2023.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options		Exercise Price ($)	Expiration Date	Number of Shares of Stock That have not Vested	Market Value of Shares of Stock that have not Vested
Name	Grant Date	Exercisable (#)(1)	Unexercisable (#)(1)
Bradley Kreger	1/9/2023(2)	—	—	—	—	377,358	$213,245
	1/27/2023(3)	—	—	—	—	805,866	$1,063,743
	11/1/2023(4)	—	—	—	—	20,794	$44,291
	12/18/2023(5)	—	—	—	—	467,148	$896,924
Bernard Chung	12/17/2020(6)	155,602	101,864	$0.18	12/16/2030	—	$—
	12/20/2021(7)	—	—	—	—	13,295	$96,522
	11/8/2022(8)	—	—	—	—	43,998	$153,993
	1/27/2023(3)	—	—	—	—	5,841	$12,441
	5/1/2023(3)	—	—	—	—	5,841	$13,668
	8/8/2023(9)	—	—	—	—	7,608	$14,607
	11/1/2023(4)	—	—	—	—	393,750	$519,750
Renette Youssef	12/15/2020(10)	904,510	238,026	$0.18	12/14/2030	—	$—
	12/21/2021(7)	—	—	—	—	79,481	$577,032.06
	11/8/2022(8)	—	—	—	—	175,181	$613,133.5
	1/27/2023(3)	—	—	—	—	20,794	$44,291
	11/1/2023(4)	—	—	—	—	326,611	$431,127
Benny Buller	5/13/2019(11)	407,466	—	$0.98	5/16/2027	—	$—
	6/11/2020(12)	4,137,338	—	$0.18	6/10/2030	—	$—
__________________
(1)    All of the outstanding equity awards were granted under the 2021 EIP, unless otherwise indicated.
(2)    The stock award vests as to 1/4th of the total grant on February 15, 2024, and thereafter 1/16th of the total grant vests quarterly until such time as the stock award is 100% vested.
(3)    The stock award vests in four equal quarterly installments on May 15, 2023, August 15, 2023, November 15, 2023, and February 15, 2024.
(4)     The stock award vests as to 1/4th of the total grant on November 15, 2024, and thereafter 1/16th of the total grant vests quarterly until such time as the stock award is 100% vested.
(5)     The stock award vests in 12 equal monthly installments over one year, beginning January 18, 2024.
(6)    The stock option vests as to 1/4th of the total grant on December 17, 2020, and thereafter 1/48th of the total grant vests monthly until such time as the stock option is 100% vested.
(7)    The stock award vests as to 1/4th of the total grant on November 15, 2022, and thereafter 1/16th of the total grant vests quarterly until such time as the stock award is 100% vested.
(8)    The stock award vests as to 1/4th of the total grant on November 15, 2023, and thereafter 1/16th of the total grant vests quarterly until such time as the stock award is 100% vested.
(9)    The stock award vests in four equal quarterly installments on August 15, 2023, November 15, 2023, February 15, 2024 and May 15, 2024.
(10)    The stock option vests as to 1/4th of the total grant on October 5, 2020, and thereafter 1/48th of the total grant vests monthly until such time as the stock option is 100% vested.
(11)     The stock option vests as to 1/36th of the total grant each month following the June 10, 2018 vesting commencement date.
(12)    The stock option vests as to 1/4th of the total grant on June 11, 2021, and thereafter 1/48th of the total grant vests monthly until such time as the stock option is 100% vested.

Offer Letters

We have entered into offer letters with two of our named executive officers that provide for at-will employment and include each named executive officer’s base salary, a discretionary incentive bonus opportunity and standard employee benefit plan participation.

Bradley Kreger

Mr. Kreger’s offer letter, dated November 10, 2022, provides for an annual base salary of $380,000, subject to periodic review, and an incentive annual bonus of up to $267,000. In connection with his appointment as our Interim

Chief Executive Officer, Mr. Kreger received a grant of 377,358 RSUs, which vest monthly in equal installments, commencing on January 18, 2024 and ending on the 12-month anniversary of the grant date.

Bernard Chung

Mr. Chung’s offer letter, dated December 3, 2020, provides for an annual base salary of $215,000, subject to periodic review, and a target annual bonus of $25,000. In connection with his appointment as our Acting Chief Financial Officer, Mr. Chung’s annual base salary was increased to $300,000, effective as of September 29, 2023. On April 17, 2024, Mr. Chung notified the Company of his intention to resign as Acting Chief Financial Officer, effective April 29, 2024.

Separation Agreements

Benny Buller

In connection with Mr. Buller’s resignation as our Chief Executive Officer, on December 15, 2023, we entered into a separation agreement with Mr. Buller, pursuant to which he has received or will receive the following severance benefits in exchange for a customary release of claims against us:

•a $250,000 gross severance payment, payable in equal installments every two weeks, over a six-month period;
•four months of reimbursement of COBRA continuation benefits; and
•an extended period to exercise Mr. Buller’s vested stock options for up to three months following the date on which he ceases to provide service to us (including as a Board member).

Mr. Buller forfeited his unvested options and unvested RSUs upon his resignation.

Renette Youssef

In connection with Ms. Youssef’s separation from the Company, on April 16, 2024, we entered into a separation agreement, dated April 15, 2024 pursuant to which she has received or will receive the following severance benefits in exchange for a customary release of claims against us:

•a $131,538.46 gross severance payment, payable in specified installments, over a four-month period;
•two months of reimbursement of COBRA continuation benefits; and
•an acceleration of vesting of 200,199 RSUs that would have vested in the 12-months following April 1, 2024.

In addition, Ms. Youssef waived her rights to any payments or benefits pursuant to the change in control agreement previously entered between her and the Company.

Limitations on Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of our company or any of our subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2023 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding securities (#)	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	33,218,563	$0.61	16,041,013
Equity compensation plans not approved by security holders	—	—	—
Total	33,218,563	$0.61	16,041,013

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)	Includes (i) the 2021 EIP, and (ii) the 2021 ESPP.
(3)	Includes 33,218,563 shares subject to outstanding awards granted under the 2021 EIP, of which 13,152,359 shares were subject to outstanding options and 20,066,204 shares were subject to outstanding RSU awards.
(4)
As of December 31, 2023, there were 49,224,879 shares of common stock available for issuance under the 2021 EIP. The number of shares reserved for issuance under the 2021 EIP increased automatically by 12,920,934 shares on January 1, 2024 and will increase automatically on the first day of January of each of 2025 through 2031 by the number of shares equal to 5% of the total issued and outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our Board. As of December 31, 2023, there were 7,371,214 shares of common stock available for issuance under the 2021 ESPP. The number of shares reserved for issuance under the 2021 ESPP increased automatically by 2,584,186 shares on January 1, 2024 and will increase automatically on the first day of January of each of 2025 through 2031 by the number of shares equal to 1% of the total issued and outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1-Election of Directors-Director Compensation,” respectively, since January 1, 2022, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our respective directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by DGCL. Subject to very limited exceptions, our Bylaws will also require us to advance expenses incurred by our directors and officers.

Certain Relationships and Related Person Transactions - Velo3D

Arrangements with Immediate Family Members of Our Former Executive Officer and Director

From October 26, 2021 to November 30, 2023, Ronit Buller, wife of Mr. Buller, our former Chief Executive Officer and Director, was employed at Velo3D as our Vice President of Intellectual Property. During the years ended December 31, 2023 and 2022, Ms. Buller received total cash compensation of $323,032 and $349,465, respectively, for her role as Vice President of Intellectual Property. Ms. Buller’s base salary was $270,000. In connection with Ms. Buller’s employment, on December 20, 2021, she was granted 81,149 RSUs, with 25% of the total number of shares vesting on the one-year anniversary of vesting commencement date, and 1/12th of the total number of shares vesting each quarter thereafter. Additionally, on November 8, 2022, she was granted 69,224 RSUs, with 25% of the total number of shares vesting on the one-year anniversary of vesting commencement date, and 1/12th of the total number of shares vesting each quarter thereafter. Finally, on January 27, 2023, she was granted 27,570 RSUs, with 25% of the total number of shares vesting on May 15, 2023, August 15, 2023, and November 15, 2023, and February 15, 2024, respectively.

On November 28, 2023, Ms. Buller, as the owner of R. Buller Law, entered into an Agreement for Legal Services, effective December 4, 2023, to provide the Company legal services related to intellectual property matters. During the year ended December 31, 2023, Ms. Buller received total cash compensation of $28,313 under the agreement.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. The policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of our audit committee, or other independent members of our Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, our audit committee will take into account all of the relevant facts and circumstances available.

Apart from the employment of Ms. Buller, all of the transactions described in this section were entered into prior to the adoption of this policy.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Our Bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at Velo3D, Inc., 2710 Lakeview Court, Fremont, California, 94538, Attn: Nancy Krystal.

To be timely for our 2025 annual meeting of stockholders, or the 2025 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 2:00 p.m. Pacific Time 5:00 p.m. Eastern Time on February 10, 2025 and not later than 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time on March 12, 2025. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our Bylaws. However, if the date of the 2025 Annual Meeting is more than 30 days before or more than 70 days after the one-year anniversary of the date of our 2024 Annual Meeting, for the stockholder's notice to be timely, it must be delivered to the Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the currently proposed annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the 2025 Annual Meeting of stockholders must be received by us not later than December 23, 2024 in order to be considered for inclusion in our proxy materials for that meeting.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the forms filed with the SEC and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the fiscal year ended December 31, 2023, with the exception of:

•Mr. Bass, who failed to timely file one Form 4 with respect to one transaction;
•Mr. Buller, who failed to timely file five Form 4s with respect to a total five transactions;
•Mr. Chung, who failed to timely file four Forms 4s with respect to a total of seven transactions;
•Mr. Idelchik, who failed to timely file one Form 4 with respect to one transaction;
•Mr. Krause, who failed to timely file one Form 4 with respect to one transaction;
•Ms. Pawlikowski, who failed to timely file two Form 4s with respect to a total of two transactions;
•Ms. Smith, who failed to timely file one Form 4 with respect to one transaction;Ms. Toledano, who failed to timely file one Form 4 with respect to one transaction;
•Mr. Walters, who failed to timely file one Form 4 with respect to one transaction; and
•.Ms. Youssef, who failed to timely file two Form 4s with respect to a total of three transactions.

Available Information

We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Velo3D, Inc.
2710 Lakeview Court
Fremont, California, 94538
Attn: Nancy Krystal

The annual report is also available at www.ir.velo3d.com under “SEC Filings” in the “Annual Reports” section of our website.

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold our common stock in your own name through our transfer agent, Continental Stock Transfer & Trust Company, or you are in possession of stock certificates): visit www.continentalstock.com and log into your account to enroll.

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Continental Stock Transfer & Trust Company, our transfer agent, by phone at (212) 509-5586, by e-mail at cstmail@continentalstock.com, or visit www.continentalstock.com with questions about electronic delivery.

“Householding”-Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write our Secretary at 2710 Lakeview Court, Fremont, California 94538, Attn: Bradley Kreger, telephone number (408) 610-3915.

Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Secretary at the address or telephone number listed above.

OTHER MATTERS

Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

Bernard Chung
Acting Chief Financial Officer

APPENDIX A - REVERSE STOCK SPLIT CHARTER AMENDMENT]

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

VELO3D, INC.

Velo3D, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.This Certificate of Amendment (this “Second Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on September 29, 2021, as amended by the Certificate of Amendment filed with the Secretary of State on June 8, 2023 (the “Certificate of Incorporation”).

2.Pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation has duly adopted this Second Certificate of Amendment, and the Corporation’s stockholders have duly approved this Second Certificate of Amendment.

3.Section 1 of Article IV of the Certificate of Incorporation is hereby amended by adding the following paragraph to the end of such section:

“Effective at 12:01 a.m. Eastern Daylight Time on [•] [•], 2024 (the “Effective Time”), each [• (•)] shares of Common Stock then issued and outstanding, or held in treasury of the Corporation, immediately prior to the Effective Time shall automatically be reclassified and converted into one (1) share of Common Stock, without any further action by the Corporation or the respective holders of such shares (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. A holder of Common Stock who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share.”

4.The foregoing terms and provisions of this Second Certificate of Amendment shall be effective as of the Effective Time.

5.Except as herein amended, the Corporation’s Certificate of Incorporation shall remain in full force and effect.

[Signature appears on the following page.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this [•] day of [•], 2024.

VELO3D, INC.

By:
Name:
Title:

VELO3D, INC.
2710 LAKEVIEW COURT
FREMONT, CA 94538

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VLD2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 9, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V48436-P12355

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VELO3D, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Bradley Kreger
02) Gabrielle Toledano
03) Matthew Walters

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V48437-P12355

VELO3D, INC.
Annual Meeting of Stockholders
June 10, 2024 1:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Bradley Kreger and Bernard Chung, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and vote, as provided on the reverse side of this ballot, all of the shares of common stock of Velo3D, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1:00 PM, PDT on June 10, 2024, virtually at www.virtualshareholdermeeting.com/VLD2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side